Technology License Use Agreement

entered into this day,                     day of
by and among

LIAONING GAOKE ENERGY GROUP

(GAOKE)
located at
No.64 Huanghai Road Yuhong District Shenyang City, CHINA,
Represented by President Lü Jinxiang

And

NORWIN A/S

(Norwin)
located at
Industrileddet 13
DK 4000 Roskilde
Denmark

And

SHENYANG GOLD LUCKY ELECTRIC POWER
EQUIPMENT CO., LTD

(GOLD LUCKY ELECTRIC POWER)
located at
No.22 Century Road Hunnan New District Shenyang City, CHINA
Represented by President Wang Yunbo

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In view of the INTERNATIONAL TECHNOLOGY LICENSE AGREEMENT FOR LICENSING OUTSIDE THE EU/EEA signed on February 16th, 2007 between LIAONING GAOKE ENERGY GROUP and NORWIN A/S and in view that SHENYANG GOLD LUCKY ELECTRIC POWER EQUIPMENTS CO., LTD. is the actual Know-How user and has built up a wind turbine generation system facility for it.  In this respect, LIAONING GAOKE ENERGY GROUP and NORWIN A/S both agree to transfer this Know-How to SHENYANG GOLD LUCKY ELECTRIC POWER EQUIPMENTS CO., LTD. free of charge.  SHENYANG GOLD LUCKY ELECTRIC POWER EQUIPMENTS CO., LTD. promises to perform all the responsibilities and obligations of LIAONING GAOKE ENERGY GROUP stipulated in the INTERNATIONAL TECHNOLOGY LICENSE AGREEMENT FOR LICENSING OUTSIDE THE EU/EEA signed on February 16th, 2007, between LIAONING GAOKE ENERGY GROUP and NORWIN A/S, including but not limited to all the frame contracts, agreements, letters of intent and contracts concerning all the documentation of wind turbine generation system, which were signed by LIAONING GAOKE ENERGY GROUP and NORWIN A/S, all the frame contracts, agreements, letters of intent and contracts concerning all the documentation of wind turbine generation system, which will be signed by LIAONING GAOKE ENERGY GROUP and NORWIN A/S and SHENYANG GOLD LUCKY ELECTRIC POWER EQUIPMENTS CO., LTD. together and all the frame contracts, agreements, letters of intent and contracts concerning all the documentation of wind turbine generation system, which will be signed by any two companies among LIAONING GAOKE ENERGY GROUP, NORWIN A/S and SHENYANG GOLD LUCKY ELECTRIC POWER EQUIPMENTS CO., LTD.

Shenyang, PR-CHINA, 2009-01-12	Industrileddet 13
DK 4000 Roskilde Denmark
2009-01-12
GAOKE	Norwin A/S

By /s/ Lu Jinxiang	By /s/ Per Lading
LEGAL REPRESENTATIVE	LEGAL REPRESENTATIVE

Name: Lu Jinxiang	Name: Per Lading
Position: President	Position: Director

Shenyang, PR-CHINA, 2009-01-12

GOLD LUCKY ELECTRIC POWER

By /s/ Wang Yunbo

Name: Wang Yunbo

Position: General Manager

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